Exhibit 5.2
Loomis, Ewert, Parsley, Davis & Gotting
A Professional Corporation
232 South Capitol Avenue, Suite 1000
Lansing, Michigan 48933-1525
Telephone:(517) 482-2400 Facsimile:(517) 318-9207
 WEBPAGE: LOOMISLAW.COM

JACK C. DAVIS, PC	JEFFREY S. THEUER		PLUMMER SNYDER
KARL L. GOTTING, PC	ELDONNA M. RUDDOCK		(1900-1974)
DAVID M. LICK	KEVIN J. RORAGEN
JAMES R. NEAL	RICHARD W. PENNINGS		HOWARD J. SOIFER
KENNETH W. BEALL	THERESA A. SHEETS		(1949-2003)
MICHAEL G. OLIVA	SARA L. CUNNINGHAM	March 13, 2006
JEFFREY W. BRACKEN	TRACEY L. LACKMAN		GEORGE W. LOOMIS
CATHERINE A. JACOBS	ANNA ROSE STERN		QUENTIN A. EWERT
MICHAEL H. RHODES	JAMES F. ANDERTON V		WILLIAM D. PARSLEY
JEFFREY L. GREEN	TAMIKA A. HALE		OF COUNSEL
Quicksilver Resources, Inc.
777 West Rosedale Street
Fort Worth, TX 76104

RE:	Issuance of $350,000,000 Senior Subordinated Notes due 2016 of Quicksilver Resources Inc. (the “Company”)
Ladies and Gentlemen:
     We have acted as special Michigan counsel to Terra Energy Ltd., a Michigan corporation (“Terra”), Terra Pipeline Company, a Michigan corporation (“TPC”), Mercury Michigan, Inc., a Michigan corporation (“Mercury”), and Beaver Creek Pipeline, L.L.C., a Michigan limited liability company (“Beaver Creek”), in connection with the offering by the Company of $350,000,000 in aggregate principal amount of the Company’s senior subordinated notes due 2016 (the “Debt Securities”), as contemplated by the Company’s Registration Statement on Form S-3 to which this opinion is an exhibit (as the same may be amended from time to time, the “Registration Statement”). The Debt Securities are to be issued under an Indenture, dated as of December 22, 2005 (the “Base Indenture”), between the Company and JPMorgan Chase Bank, National Association, as trustee (the “Trustee”), as will be supplemented by a First Supplemental Indenture between the Company, the subsidiary guarantors named therein (the “Subsidiary Guarantors”) and the Trustee (the “Supplemental Indenture” and, together with the Base Indenture, the “Indenture”). The Debt Securities will be guaranteed (each, a “Subsidiary Guarantee”) on a joint and several basis by the Subsidiary Guarantors. Terra, TPC, Mercury, and Beaver Creek are sometimes hereinafter collectively referred to as “Michigan Subsidiaries.” You have requested this opinion letter in connection with the Registration Statement and the Indenture. All capitalized terms used in this opinion and not otherwise defined shall have the meanings given them in the Registration Statement and the Indenture.
I. Documents Examined
     In connection with this opinion, we have examined and relied exclusively upon copies of each of the following “Authorization Documents”:
CELEBRATING 50 YEARS OF SERVICE

Loomis, Ewert, Parsley, Davis & Gotting, PC
  Quicksilver Resources Inc.
  March 13, 2006

A.	The following documents of the Michigan Subsidiaries:
1.	With respect to Terra:
(a)	Articles of Incorporation, filed with the Michigan Department of Consumer and Industry Services, Bureau of Commercial Services (“Filing Office”) on March 24, 1981.

(b)	Restated By-Laws.

(c)	Certificate of Good Standing issued by the Filing Office on February 24, 2006.

(d)	Certificates of Amendment to the Articles filed on May 18, 1987, and May 28, 1995.

(e)	Certificate of Merger of CMS Merging Corporation into Terra filed August 31, 1995.

(f)	The Unanimous Written Consent of the Board of Directors of Terra, dated as of February 28, 2006, authorizing, among other things, the Guarantee.
2.	With respect to TPC:
(a)	Articles of Incorporation, filed with the Filing Office on January 27, 1988 (then named MMBJ One, Inc.).

(b)	By-Laws as revised on November 20, 2002.

(c)	Certificate of Good Standing issued by the Filing Office on February 24, 2006.

(d)	Certificate of Amendment filed March 5, 1992, changing the name to Terra Pipeline Corporation.

(e)	The Unanimous Written Consent of the Board of Directors of TPC, dated as of February 28, 2006, authorizing, among other things, the Guarantee.
CELEBRATING 50 YEARS OF SERVICE

Loomis, Ewert, Parsley, Davis & Gotting, PC
  Quicksilver Resources Inc.
  March 13, 2006

3.	With respect to Mercury:
(a)	Articles of Incorporation, filed with the Filing Office on February 27, 1992.

(b)	By-Laws effective March 1, 1992.

(c)	Certificate of Good Standing issued by the Filing Office on February 24, 2006.

(d)	The Unanimous Written Consent of the Board of Directors of Mercury, dated as of February 28, 2006, authorizing, among other things, the Guarantee.
4.	With respect to Beaver Creek:
(a)	Articles of Organization, filed with the Filing Office on May 12, 1999.

(b)	Operating Agreement effective May 12, 1999.

(c)	Certificate of Existence issued by the Filing Office on February 24, 2006.

(d)	The Unanimous Written Consent of the Sole Manager of Beaver Creek, dated as of February 28, 2006, authorizing, among other things, the Guarantee.
B.	The following “Transaction Documents”:
1.	The Registration Statement.

2.	The Indenture.
C.	Such other documents, matters, statutes, ordinances, published rules and regulations, published judicial and governmental decisions interpreting or applying the same, and other official interpretations as we deemed applicable in connection with this opinion. The Authorization Documents and Transaction Document are sometimes collectively referred to as the “Documents.”
     We have made no independent factual investigation as to the necessity that any approval or authorization or other action by any governmental authority be obtained by the Company in connection with the Registration Statement. We have made no independent investigation of the
CELEBRATING 50 YEARS OF SERVICE

Loomis, Ewert, Parsley, Davis & Gotting, PC
  Quicksilver Resources Inc.
  March 13, 2006

facts contained in the Transaction Documents. We have assumed the absence of adverse facts not apparent on the face of the Transaction Documents that we have examined, nothing having come to our attention to the contrary. We have also assumed the legal capacity, authority and competency of any individual who has signed any instrument referred to herein.
     Unless otherwise expressly specifically stated herein, we express no opinion as to (a) the validity of any security identified in the Transaction Documents; and (b) compliance of the Registration Statement with either the Securities Act or the Securities Exchange Act of 1934.
II. Opinions
     In reaching the opinions set forth below we have assumed:
A.	All documents submitted to us as originals are authentic, all copies of the Documents examined by us confirm to the authentic originals thereof and all factual warranties, representations and statements made by the parties in the Documents are accurate, true and correct; and

B.	Each of the individuals executing the Documents has the requisite legal capacity to do so and all of the signatures on the Documents are genuine.
     Based on the foregoing, it is our opinion that:
1.	Each of the Michigan Subsidiaries is duly organized, validly existing, and in good standing under the laws of the State of Michigan.

2	The act of issuance of a Guarantee has been duly authorized by the Michigan Subsidiaries.
     We express no opinion as to the laws of any jurisdiction other than the laws of the State of Michigan and the laws of the United States of America as currently in effect. This opinion has been reviewed by members of the firm admitted to practice in the State of Michigan.
     We have not underwritten the Registration Statement, and have made no examination of, and express no opinion as to, the assumptions, the preparation or the accuracy of any budgets, projections or other financial analysis or reports, or other calculations, computations or numerical determinations which have been made or prepared by any person or entity with respect to the Registration Statement, and/or which may be attached to the Documents as exhibits.
     We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to Loomis, Ewert, Parsley, Davis & Gotting, P.C. under the caption “Certain Legal Matters” in the prospectus constituting a part of the Registration Statement. In giving such
CELEBRATING 50 YEARS OF SERVICE

Loomis, Ewert, Parsley, Davis & Gotting, PC
Quicksilver Resources Inc.
March 13, 2006

consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the SEC promulgated thereunder.
     This opinion is based on the law and the facts known to us as of the date hereof. We assume no obligation to supplement this opinion if we become aware of additional facts or if the law should change.
     The opinion rendered herein is for the sole benefit of, and may only be relied upon by, the addressee, Jones Day, and their successors and assigns. This opinion is specifically limited to the presently effective laws of the State of Michigan. We have not been asked to, and we do not, render any opinion as to any matter except as specifically set forth herein.

Sincerely yours,
/s/ Loomis, Ewert, Parsley, Davis & Gotting, PC

CELEBRATING 50 YEARS OF SERVICE